EXHIBIT (6)(M)

October 25, 2021

GK Investment Propercy Holdings II, LLC

c/o GK Development, Inc.

257 E. Main Street, Suite 200

Barrii,tgton, IL 60010

Re:	Borrower: GK Preferred Income II (Ridgmar) SPE, LLC and 1551 Kingsbury Partners SPE, LLC
Lender: GK Investment Property Holdings JI, LLC Substitute Promissory Note Dated October 15, 2021: $3,700,000.00

Dear Lender:

Pursuant to Section 8 of the above-referenced Substitute Promissory Note, Borrower hereby exercises its right to extend the Maturity Date for an additional one (1) month. Accordingly, the Maturity Date is hereby extended until November 30, 2021. Borrower agrees to pay the extension fee to Lender in accordance with the terms and conditions set forth in the Substitute Promissory Note. ·

Sincerely, GK PREFERRED INCOME II (RIDGMAR) SPE, LLC, a Delaware limited liability company

By:	GK Development, Inc., its

Manager

By:	/s/ Garo Kholamian, President

1551 KINGSBURY PARTNERS SPE, LLC,
a Delaware limited liability company

By:	GK Development, Inc., its

Manager

By:	/s/ Garo Kholamian, President

847-277-9930 • info@gk-re.com • www.gk-re.com	257 E. Main Street, Suite 200 • Barrington. IL 600 I0